Exhibit 99.1

Alliance Data to Separate Card Services and Loyalty Businesses

•	The Company concludes comprehensive review of strategic alternatives; announces plan for tax- free spinoff of LoyaltyOne® segment with separation expected by year-end 2021
•	Transaction expected to strengthen Alliance Data’s balance sheet and improve key ratios
•	Separation consistent with Alliance Data’s strategic focus as a leading payment and lending solutions business
•	Planned spinoff expected to unlock growth potential for LoyaltyOne segment as a standalone data-driven, tech-enabled global loyalty solutions provider

COLUMBUS, Ohio, May 12, 2021 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of data-driven marketing, loyalty and payment solutions, today announced its intention to spin off its LoyaltyOne segment, comprising its Canadian AIR MILES® Reward Program and Netherlands-based BrandLoyalty business. The spinoff is expected to be tax-free, resulting in two independent, U.S.-based, publicly traded companies, Alliance Data and “Spinco,” positioned to pursue their respective unique growth opportunities and build long-term value. Immediately following the transaction, Alliance Data stockholders will own shares of both companies, with Alliance Data retaining a minority stake in Spinco. At the time of the spinoff, Spinco expects to complete a debt financing and dividend the net proceeds to Alliance Data. Alliance Data will use all of the net proceeds to retire a portion of its corporate debt. Alliance Data expects the spinoff to be completed by the end of the year.

“Alliance Data is committed to continuing our strategic transformation to deliver long-term, sustainable value for our stockholders as well as our associates, partners, customers and other stakeholders. Our plan to spin off our LoyaltyOne segment is a logical next step in our transformation journey and will position both entities for future growth,” said Ralph Andretta, president and CEO of Alliance Data. “We are confident that this transaction, once completed, will provide distinct benefits to each company, enhancing the businesses’ ability to execute against their respective strategic priorities.”

Alliance Data: Card Services Segment

Alliance Data continues to execute successfully on its multi-year transformation strategy to streamline its operations, while strategically investing in the Card Services business and leadership talent, as well as outsourcing its core processing platform to drive greater scale, efficiencies and flexibility to add more payment products and capabilities. The business offers a robust suite of digital-first payment solutions, including private label, co-brand, general purpose and business credit card programs, digital payments, including Bread® buy now, pay later and installment products, and Comenity-branded financial services. Card Services continues to maintain its disciplined approach to risk and operational management as it broadens its product suite to offer more direct-to-consumer options.

Key standalone Card Services segment metrics for the year ended December 31, 2020 include:

•	$3.8 billion in revenue
•	$24.7 billion in credit sales
•	$16.4 billion in average credit card and loan receivables
•	Over 6,450 associates
•	Alliance Data Card Services, including Bread, has 630+ merchant partners

Spinco: LoyaltyOne Segment

Upon completion of the spinoff, Charles Horn, currently executive vice president and senior advisor, Alliance Data, will be named chief executive officer of Spinco. Blair Cameron and Claudia Mennen will continue to lead AIR MILES and BrandLoyalty, respectively. The remainder of the Spinco leadership team and board of directors will be announced over the next several months.

As a standalone company, Spinco will own and operate the AIR MILES Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made campaign-based loyalty solutions for high frequency retailers.

The AIR MILES Reward Program provides its clients, called Sponsors, with a full-service coalition loyalty platform designed to deliver actionable insights and drive business outcomes.  AIR MILES’ proprietary data and analytics capabilities distribute targeted and personalized marketing communications across AIR MILES, Sponsor and off-network digital channels.  Sponsors pay a fee per AIR MILES reward mile issued when their customers, referred to as Collectors, shop across a broad range of retailers, financial services and other providers.  Collectors then redeem AIR MILES for travel, merchandise, cash-back and other rewards, generating greater engagement and loyalty to AIR MILES Sponsors.

BrandLoyalty, a worldwide leader in campaign-based loyalty solutions, designs, implements, conducts and evaluates innovative and tailor-made loyalty programs to connect high frequency retailers, partners and consumers in ways that positively impact consumer behavior.

These programs are tailored for the specific client and are designed to reward key customer segments based on their spending levels during defined campaign periods.

Key standalone LoyaltyOne segment metrics for the year ended December 31, 2020 include:

•	$765 million in revenue
•	$186 million in adjusted EBITDA
•	Over 1,400 associates worldwide
•	Loyalty programs in over 50 countries

Transaction Details

The transaction will be in the form of a distribution to Alliance Data stockholders of approximately 81% of the shares of Spinco, a new entity holding the LoyaltyOne segment, which is intended to qualify as tax-free to Alliance Data and its stockholders for U.S. federal income tax purposes. Immediately following the transaction, Alliance Data stockholders will own shares of both Alliance Data and Spinco. At the time of the spinoff, Spinco expects to complete a debt financing and pay a dividend to Alliance Data of the net proceeds of the debt issuance. These net proceeds will be used for corporate debt reduction at Alliance Data. Alliance Data will retain approximately 19% of the shares of Spinco at the time of the distribution, with the intent to monetize that stake as appropriate to provide for incremental corporate debt reduction at Alliance Data.

The proposed spinoff is subject to customary conditions, including final approval by Alliance Data’s Board of Directors, receipt of a favorable tax ruling from the Internal Revenue Service, the filing and effectiveness of a Form 10 registration statement with the U.S. Securities and Exchange Commission, approval for listing of Spinco’s common stock on a national securities exchange and completion of any necessary financings. Additional details of the spinoff are expected to be announced in the coming months, including additional detail regarding the Board and executive leadership of Spinco. No assurance can be given regarding the form that a spinoff transaction may take or the specific terms or timing thereof, or that a spinoff will in fact occur.

Advisors

Morgan Stanley is serving as financial advisor for the transaction. Davis Polk is serving as legal advisor.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. The Company creates and deploys customized solutions that measurably change consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its partners create and increase customer loyalty across multiple touch points using traditional, digital, mobile and emerging technologies. A FORTUNE 500 and S&P MidCap 400 company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ nearly 8,000 associates at 45 locations worldwide.

Alliance Data's Card Services business is a comprehensive provider of market-leading private label, co-brand, general purpose and business credit card programs, digital payments, including Bread®, and Comenity-branded financial services. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. More information about Alliance Data can be found at www.AllianceData.com.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

About the AIR MILES Reward Program
The AIR MILES Reward Program is Canada’s most recognized loyalty program, with an active Collector base representing approximately two-thirds of all Canadian households. AIR MILES Collectors get Miles at more than 300 leading Canadian, global and online brands and at thousands of retail and service locations across the country. It is the only loyalty program of its kind to give Collectors the flexibility and choice to use Miles on aspirational Rewards such as merchandise, travel, events or attractions or, instantly, in-store or online, through AIR MILES Cash at participating Partner locations. For more information, visit: www.airmiles.ca.

About BrandLoyalty
BrandLoyalty is the leading global loyalty platform, providing campaign-based loyalty solutions that positively impact consumer behaviour on a mass scale. We provide purpose-driven, digitally enhanced, tailor-made solutions which improve performance - on a transactional and emotional level - by changing consumers’ behaviour.

We pride ourselves on being a business with purpose by connecting high-frequency retailers, partners & consumers to create sustainable solutions for today’s challenges. Our concepts can create impact by addressing global issues, from childhood obesity to food waste.

Follow BrandLoyalty on LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including this proposed spinoff, future dividend declarations, and future economic conditions, including, but not limited to, fluctuation in currency exchange rates, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA presented herein is consistent with the Company’s historical financial reporting practices. The non-GAAP financial measure presented herein may not be comparable to similarly titled measures presented by other companies, or identical to corresponding measures used in other various agreements or public filings. Reconciliations to the comparable GAAP financial measure is available in the Company’s Form 10-K, which is posted on the Company’s website: www.AllianceData.com.

Alliance Data
Brian Vereb – Investor Relations
614-528-4516
brian.vereb@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

Rachel Stultz – Media
614-729-4890
rachel.stultz@alliancedata.com